UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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IGM Biosciences, Inc.
(Name of Registrant as Specified In Its Charter)

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April 21, 2020

Dear Stockholder:

We are pleased to invite you to attend the 2020 Annual Meeting of Stockholders (the Annual Meeting) of IGM Biosciences, Inc. (IGM or the Company), which will take place on Tuesday, June 9, 2020 at 8:00 a.m. Pacific Time.  The Annual Meeting will be held in virtual format this year, in light of the COVID-19 pandemic.  You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/IGMS2020, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number located on your proxy card.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to change your vote or revoke your proxy, even if you have previously submitted your proxy.

On behalf of the Company’s Board of Directors, we would like to thank you for your continued support of and interest in IGM.

Sincerely,

Michael D. Loberg, Ph.D.	Fred M. Schwarzer
Chair of the Board of Directors	Chief Executive Officer and Director

IGM BIOSCIENCES, INC.

325 E. Middlefield Road

Mountain View, California 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	Tuesday, June 9, 2020 at 8:00 a.m. Pacific Time
Place

The Annual Meeting will be a completely virtual meeting of stockholders, to be conducted via live webcast.  You will be able to attend the Annual Meeting virtually, examine a list of our stockholders entitled to vote at the meeting, submit questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/IGMS2020.

Items of Business

•	To elect three Class I directors to serve until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified.
•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.
•	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Record Date	April 16, 2020 (the Record Date). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to the proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. The proxy statement explains proxy voting and the matters to be voted on in more detail.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 9, 2020.  Our proxy statement and Annual Report to Stockholders are being made available on or about April 21, 2020 on our investor relations website at https://investor.igmbio.com/ under “SEC Filings.”  We are providing access to our proxy materials over the Internet under the rules adopted by the Securities and Exchange Commission.

By order of the Board of Directors,

Fred M. Schwarzer Chief Executive Officer and Director

Mountain View, California

April 21, 2020

This proxy statement is being mailed to stockholders on or about May 1, 2020.

i

IGM BIOSCIENCES, INC.

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:00 a.m. Pacific Time on Tuesday, June 9, 2020

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2020 annual meeting of stockholders of IGM Biosciences, Inc. (the Annual Meeting), and any postponements, adjournments or continuations thereof.  The Annual Meeting will be held on Tuesday, June 9, 2020 at 8:00 a.m. Pacific Time virtually via live webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/IGMS2020, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number on your proxy card.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement.  Please read the entire proxy statement carefully before voting your shares.  Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Why am I receiving these materials?

Our board of directors is providing these proxy materials to you in connection with its solicitation of proxies for use at the Annual Meeting, which will take place on June 9, 2020.  Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.  This proxy statement and the accompanying proxy card are being mailed on or about May 1, 2020 in connection with the solicitation of proxies on behalf of our board of directors.  All stockholders will have the ability to access via the Internet this proxy statement and our Annual Report as filed with the Securities and Exchange Commission (the SEC) on March 26, 2020.

What proposals will be voted on at the Annual Meeting?

There are two proposals scheduled to be voted on at the Annual Meeting:

•

the election of Julie Hambleton, M.D., William Strohl, Ph.D. and Jakob Haldor Topsøe as Class I directors to serve until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified; and

•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

At the time this proxy statement was mailed, our management and board of directors were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote:

•	FOR the election of each of Julie Hambleton, M.D., William Strohl, Ph.D. and Jakob Haldor Topsøe as Class I directors; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 16, 2020, the record date for the Annual Meeting (the Record Date), are entitled to notice of and to vote at the Annual Meeting.  Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date.  As of the Record Date, there were 24,128,065 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Stockholders of Record – Shares Registered in Your Name.  If, at the close of business on the Record Date, your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, then you are considered the stockholder of record with respect to those shares, and this proxy statement was provided to you directly by us.  As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person (including virtually) at the Annual Meeting.  Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders – Shares Registered in the Name of a Broker, Bank or Other Nominee.  If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name,” and this proxy statement was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares  As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides.  If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters.  Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

•

Proposal No. 1: The election of each Class I director requires a plurality of the votes of the shares of our common stock present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved.  “Plurality” means that the three nominees who receive the most votes cast FOR will be elected as Class I directors.  You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote.  Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.  If you WITHHOLD your vote as to all nominees, you will be deemed to have abstained from voting on Proposal No. 1, and such abstention will have no effect on the outcome of the proposal.

•

Proposal No. 2: The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ended December 31, 2020 requires an affirmative FOR vote of a majority of the shares of our common stock present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved.  You may vote FOR, AGAINST or ABSTAIN.  If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal.  Broker non-votes will have no effect on the outcome of this proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the annual meeting of stockholders to be properly held under our amended and restated bylaws and Delaware law.  A majority of the shares of common stock outstanding and entitled to vote, in person (including virtually) or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.  Abstentions, withhold votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.  If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What do I need to do to attend the Annual Meeting?

You will be able to attend the Annual Meeting virtually, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/IGMS2020. To participate in the Annual Meeting, you will need the control number from your proxy card. The Annual Meeting webcast will begin promptly at 8:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.

How do I vote and what are the voting deadlines?

Stockholders of Record.  If you are a stockholder of record, you can vote in one of the following ways:

•

You may vote via the Internet.  To vote via the Internet prior to the Annual Meeting, go to http://www.proxyvote.com to complete an electronic proxy card.  You will be asked to provide the control number from the proxy card you receive.  Your vote must be received by 11:59 p.m. Eastern Time on June 8, 2020 to be counted.  If you vote via the Internet prior to the Annual Meeting, you do not need to return a proxy card by mail.

•

You may vote by telephone.  To vote by telephone, dial 1-800-690-6903 (toll-free in the United States and Canada; toll charges apply to calls from other countries) and follow the recorded instructions.  You will be asked to provide the control number from the proxy card.  Your vote must be received by 11:59 p.m. Eastern Time on June 8, 2020 to be counted.  If you vote by telephone, you do not need to return a proxy card by mail.

•

You may vote by mail.  To vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and return it promptly by mail in the enclosed postage-paid envelope so that it is received no later than June 8, 2020.  You do not need to put a stamp on the enclosed envelope if you mail it from within the United States.  The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail.  If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.

•

You may vote virtually during the Annual Meeting.  If you plan to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/IGMS2020, you may vote electronically and submit questions during the meeting. Please have your proxy card in hand when you visit the website.

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

Street Name Stockholders.  If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee.  You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares.  The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee.  As discussed above, if you are a street name stockholder, you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholders of Record.  If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•	entering a new vote by Internet or telephone;

•	signing and returning a new proxy card with a later date;

•	delivering a written revocation to our Secretary at IGM Biosciences, Inc., 325 E. Middlefield Road, Mountain View, California 94043, by 11:59 p.m. Eastern Time on June 8, 2020; or

•	attending the Annual Meeting and voting in person (including virtually).

Street Name Stockholders.  If you are a street name stockholder, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Fred Schwarzer and Misbah Tahir have been designated as proxy holders by our board of directors.  When a proxy is properly dated, executed and returned, the shares represented by such proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder.  If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors.  If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares.  If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholders of Record.  If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	FOR the election of each of the three directors nominated by our board of directors and named in this proxy statement as Class I directors (Proposal No. 1);

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020 (Proposal No. 2); and

•	In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

Street Name Stockholders.  If you are a street name stockholder and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter.  Brokers do not have discretion to vote on non-routine matters.  Proposal No. 1 (election of directors) is a non-routine matter, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter.  As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2.  For additional information regarding broker non-votes, see “—What are the effects of abstentions and broker non-votes?” below.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal.  If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting.  As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (e.g., Proposal No. 2).  However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares.  Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast.  Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials.  We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials.  Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees.  The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication or other means by our directors, officers, employees or agents.  No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.  We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur.  If you choose to vote by telephone, you are responsible for telephone charges you may incur.

What does it mean if I received more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts.  Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

I share an address with another stockholder, and we received only one paper copy of the proxy materials.  How may I obtain an additional copy of the proxy materials?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the proxy materials and annual report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders.  This procedure reduces our printing and mailing costs.  Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.  Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents.  To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

IGM Biosciences, Inc.

Attention: Secretary

325 E. Middlefield Road

Mountain View, California 94043

(650) 965-7873

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting.  In addition, we will disclose final voting results on a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, we will file an amendment to the Form 8-K to disclose the final results.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner.  For a stockholder proposal to be considered for inclusion in our proxy statement for our 2021 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than January 1, 2021.  In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  Stockholder proposals should be addressed to:

IGM Biosciences, Inc.

Attention: Secretary

325 E. Middlefield Road

Mountain View, California 94043

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement.  Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws.  To be timely for our 2021 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 15, 2021; and

•	not later than March 17, 2021.

In the event that we hold our 2021 annual meeting of stockholders more than 30 days before or more than 60 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Recommendation or Nomination of Director Candidates

Stockholders holding at least $2,000 in market value, or one percent (1%), of the outstanding shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation or nomination may propose director candidates for consideration by our corporate governance and nominating committee.  Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above.  For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders.  To nominate a director, the stockholder must provide the information required by our bylaws.  In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our public filings on the SEC’s website at http://www.sec.gov.  You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which currently consists of nine (9) members.  Our board of directors has affirmatively determined that eight (8) of our nine (9) directors qualify as “independent” within the meaning of the listing standards of the Nasdaq Stock Market LLC (Nasdaq).  Our board of directors is divided into three classes with staggered three-year terms.  At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Upon the recommendation of our corporate governance and nominating committee, we are nominating Julie Hambleton, M.D., William Strohl, Ph.D. and Jakob Haldor Topsøe as Class I directors at the Annual Meeting.  If elected, Drs. Hambelton and Strohl and Mr. Topsøe will each hold office for a three-year term until the annual meeting of stockholders to be held in 2023 or until their successors are duly elected and qualified.

The following table sets forth the names, ages as of March 31, 2020 and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting), and for each of the continuing directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Director Nominees
Julie Hambleton, M.D. (1)(4)	I	62	Director	2018	2020	2023
William Strohl, Ph.D. (4)	I	67	Director	2018	2020	2023
Jakob Haldor Topsøe	I	51	Director	2018	2020	2023
Continuing Directors
M. Kathleen Behrens, Ph.D. (1)(2)(3)	II	67	Director	2019	2021	—
Michael Loberg, Ph.D. (1)(2)(3)(4)	II	72	Chair of the Board	2015	2021	—
Christina Teng Topsøe (2)(3)	II	39	Director	2018	2021	—
Michael Lee	III	41	Director	2019	2022	—
Kelvin Neu, M.D. (4)	III	46	Director	2019	2022	—
Fred Schwarzer	III	68	Chief Executive Officer, President and Director	2003	2022	—

(1)	Member of our audit committee
(2)	Member of our compensation committee
(3)	Member of our corporate governance and nominating committee
(4)	Member of our research and clinical development committee

Director Nominees

Julie Hambleton, M.D. has served as a member of our board of directors since August 2018. Since June 2018, Dr. Hambleton has served as Senior Vice President, Chief Medical Officer, Head of Development at IDEAYA Biosciences, an oncology medicine company. From September 2017 to May 2018 and from March 2016 to May 2016, Dr. Hambleton served as an independent strategic consultant for various life sciences companies. From May 2016 to September 2017, she served as Vice President, Head U.S. Medical at Bristol-Myers Squibb, a global biopharmaceutical company. From August 2015 to February 2016, Dr. Hambleton served as Executive Vice President, Chief Medical Officer at Five Prime Therapeutics, a biotechnology company, and as Senior Vice President, Chief Medical Officer from December 2012 to August 2015. From April 2010 to November 2012, Dr. Hambleton served as Vice President, Clinical Development at Clovis Oncology, and from 2003 to 2010, Dr. Hambleton held increasing roles of responsibility in BioOncology at Genentech. Dr. Hambleton completed her hematology-oncology training at the University of California, San Francisco, where she then served on the faculty from 1993 to 2003. Dr. Hambleton received a B.S. in Nursing from Duke University and an M.D. from Case Western Reserve University School of Medicine and is board-certified in Hematology and Internal Medicine.

We believe Dr. Hambleton is qualified to serve on our board of directors because of her extensive career in the biotechnology industry, her executive and leadership experience and her medical expertise in hematology and internal medicine.

William Strohl, Ph.D. has served as a member of our board of directors since August 2018. In August 2016, Dr. Strohl founded BiStro Biotech Consulting, a biotechnology consulting company, of which he also serves as President. From February 2016 to August 2016, Dr. Strohl served as Vice President and Biologics Fellow at Janssen BioTherapeutics, the therapeutic biologics organization within the Janssen Research & Development division of Johnson & Johnson, a multinational medical devices and pharmaceutical company, and served as its Vice President and Head from October 2013 to February 2016. Prior to that, from April 2008 to October 2013, Dr. Strohl served as Head of Antibody Discovery at Janssen BioTherapeutics. Dr. Strohl has also held various roles at Merck, a pharmaceutical company, including leading Natural Products Biology and leading Biologics discovery efforts and was a Professor in the Department of Microbiology and the Program of Biochemistry at The Ohio State University. Dr. Strohl received a B.S. in Biology from Central Michigan University and a Ph.D. in Microbiology from Louisiana State University.

We believe Dr. Strohl is qualified to serve on our board of directors because of his extensive career in the biotechnology industry, his leadership experience and his educational background in biology, chemistry and microbiology.

Jakob Haldor Topsøe has served as a member of our board of directors since August 2018. Since June 2015, Mr. Topsøe has served as Chairman of the board of directors of Haldor Topsøe Holding A/S (HTH), and has served on the board of directors of Haldor Topsøe A/S, a Danish catalysis and chemical processing company and a subsidiary of HTH, since October 2010 and as its Vice Chairman since August 2016. Since January 2009, Mr. Topsøe has served as Partner at AMBROX Capital, a Danish investment management firm, and as Associate Partner since September 2016. From 1996 to 2008, Mr. Topsøe was employed in various functions within Alfred Berg/ABN Amro Bank including Head of Equities, Denmark. Mr. Topsøe currently serves as a member of the board of directors of Motortramp, a Danish provider of marine transportation services, and Dampskibsselskabet Orients Fond, a Danish charitable foundation. Mr. Topsøe received a Graduate Diploma in Business Administration (Finance) from the Copenhagen Business School.

We believe Mr. Topsøe is qualified to serve on our board of directors because of his investment experience, leadership experience and background and his affiliation with our lead investor.

Continuing Directors

M. Kathleen Behrens, Ph.D. has served as a member of our board of directors since January 2019. Since December 2009, Dr. Behrens has served as an independent life sciences consultant and investor. From January 2012 to June 2014, she served as the Co-Founder, President, Chief Executive Officer and director of the KEW Group, a private oncology services company. From 1996 to December 2009, Dr. Behrens served in various roles at RS Investments, an investment management and research firm, including as a General Partner for selected venture funds. Prior to this, from 1983 to 1996, she served as a General Partner and Managing Director at Robertson Stephens & Co. Since March 2009, Dr. Behrens has served as a member of the board of directors of Sarepta Therapeutics, a medical research and drug development company, and as Chairwoman since April 2015, as well as chair of its audit committee and a member of its research and development committee. She was elected to the board of MiMedx Group, a wound care company, in June 2019, at which time she was named Chairwoman and became a member of the compliance and ethics committee. Dr. Behrens served on the board of directors of Amylin Pharmaceuticals, a biopharmaceutical company, from June 2009 until its sale to Bristol-Myers Squibb in 2012. She previously served as a member of the President’s Council of Advisors on Science and Technology (PCAST) from 2001 to early 2009 and as Chairwoman of its subcommittee on Personalized Medicine. She has also spent time as a public-market biotechnology securities analyst and a venture capitalist focusing on healthcare, technology and related investments. She also previously served on the Board on Science, Technology and Economic Policy for the National Research Council and as a Director, President and Chairwoman of the National Venture Capital Association. Dr. Behrens received a B.S. in Biological Sciences and a Ph.D. in Microbiology from the University of California, Davis.

We believe Dr. Behrens is qualified to serve on our board of directors because of her extensive experience in the life sciences field, her executive and board leadership experience and her medical expertise in biology and microbiology.

Michael Loberg, Ph.D. has served as a member of our board of directors since September 2015, and as Chair of our board of directors since August 2018. From January 2007 to January 2020, Dr. Loberg served on the board of directors of ArQule, a biopharmaceutical company, and was also a member of its compensation, nominating and governance committee and science committee. Dr. Loberg previously served on the board of directors of Inotek

Pharmaceuticals, a biopharmaceutical company, from March 2006 to July 2014 and as Interim Chief Executive Officer from 2007 to 2009. Previously, he served as Chief Executive Officer and a member of the Board of Directors of NitroMed, a pharmaceutical company, from September 1997 to March 2006 and as its President from September 2003 to March 2006. From 1979 to 1997, Dr. Loberg held a number of senior management positions at Bristol-Myers Squibb, including President of Bristol-Myers Squibb’s Oncology and Immunology, U.S. Primary Care, Northern Europe, Specialty Pharmaceuticals and Squibb Diagnostics divisions, as well as Director and Vice President, E.R. Squibb & Sons Research and Development. Dr. Loberg received a B.S. in Chemistry from Trinity College and a Ph.D. in Chemistry from Washington University in St. Louis.

We believe Dr. Loberg is qualified to serve as Chair of our board of directors because of his extensive career in the pharmaceutical industry, leadership skills and life sciences public company experience.

Christina Teng Topsøe has served as a member of our board of directors since August 2018, and previously served as an observer on our board of directors beginning in 2013. Since March 2013, Ms. Topsøe has served on the board of directors of Haldor Topsøe A/S, and has served on the board of directors of HTH, its holding company, since June 2015. Ms. Topsøe previously was a lawyer at Allen & Overy LLP and Simpson Thacher and Bartlett LLP. Ms. Topsøe pursued a B.A. in Chinese Studies from the University of Copenhagen, studied Chinese Language and Literature at Peking University, and received an LL.B. from the University of London and an M.B.A. from London Business School and Columbia Business School.

We believe Ms. Topsøe is qualified to serve on our board of directors because of her leadership experience and perspective as an entrepreneur and her affiliation with our lead investor.

Michael Lee has served as a member of our board of directors since July 2019. Mr. Lee has served as Co-Founder and Portfolio Manager at Redmile Group, an investment advisory firm since 2007. Prior to Redmile Group, Mr. Lee worked as a biotechnology investor at Steeple Capital, an investment management firm, and as an analyst at Welch Capital Partners, an investment advisory firm, and Prudential Equity Group, a financial services company. Mr. Lee has served on the board of directors of Fate Therapeutics, a biopharmaceutical company, since July 2018. Mr. Lee holds a B.S. in Molecular and Cellular Biology from the University of Arizona.

We believe Mr. Lee is qualified to serve on our board of directors because of his background, knowledge of our industry and extensive investment and leadership experience.

Kelvin Neu, M.D. has served as a member of our board of directors since June 2019. Since April 2004, Dr. Neu has served as a Partner at Baker Bros. Advisors LP, an investment firm. Dr. Neu has served on the board of directors of Zymeworks since March 2020, and he previously served on the board of directors of Neoleukin Therapeutics, Inc. (formerly Aquinox Pharmaceuticals), a biopharmaceutical company, from March 2017 to August 2019, on the board of directors of Idera Pharmaceuticals, a biopharmaceutical company, from March 2014 to June 2019, and on the board of directors of XOMA Corporation, a biotechnology company, from July 2012 to May 2015. Dr. Neu earned an A.B. in Molecular Biology from Princeton University, where he was awarded the Khoury Prize for graduating first in his department of Molecular Biology, and an M.D. from the Harvard Medical School-MIT Health Sciences and Technology program, and an M.S. in Immunology from Stanford University as a Howard Hughes Medical Institute Fellow. Prior to attending Princeton, Dr. Neu served for two and a half years in the military of Singapore.

We believe Dr. Neu is qualified to serve on our board of directors because of his extensive investment and leadership experience, knowledge of our industry, and educational background in biology and biotechnology.

Fred Schwarzer has served as our Chief Executive Officer since July 2010 and has been a member of our board of directors since February 2003, serving as Chairman until August 2018. Mr. Schwarzer has also served as our President since December 2018, and previously served as Chief Executive Officer and President at different times between December 1999 and May 2003. Mr. Schwarzer was a founder of Charter Life Sciences, a venture capital firm specializing in life sciences investments, in 2003 and served as its Managing Partner from inception until August 2019. Mr. Schwarzer previously served as Chair of the board of directors of Inviragen, a biopharmaceutical company and developer of the DENVax dengue vaccine, from 2009 until Inviragen’s acquisition by Takeda Pharmaceutical Company in 2013. He also served as Chief Executive Officer and Chairman of the board of directors of Heska Corporation, a biotechnology company focused primarily on the animal healthcare markets, from 1994 to 1998 and 1999 to 2001, respectively. Mr. Schwarzer received a B.A.

in Pre-Legal Studies from the University of Michigan and a J.D. from the University of California, Berkeley, School of Law.

We believe Mr. Schwarzer is qualified to serve on our board of directors because of his expertise and experience as our Chief Executive Officer and President, his depth and expertise in the life sciences and venture capital industries, his leadership experience and his educational background.

Family Relationships

Christina Teng Topsøe and Jakob Haldor Topsøe, each a member of our board of directors, are first cousins.  There are no other family relationships among any of our directors or executive officers.

Director Independence

Our common stock is listed on the Nasdaq Global Select Market.  Under the listing standards of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of this offering. In addition, the listing standards of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the listing standards of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3 and under the listing standards of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 and under the listing standards of Nasdaq, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: (1) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director and (2) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that Drs. Behrens, Hambleton, Loberg, Neu and Strohl, Messrs. Lee and Topsøe and Ms. Topsøe, representing eight of our nine directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of Nasdaq.  In addition, our board of directors has determined that all members of our audit, compensation, and nominating and corporate governance committees satisfy the independence standards for committee members established by applicable SEC rules and regulations and the listing standards of Nasdaq.

In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party and Other Transactions.”

Board Leadership Structure

Our board of directors is currently chaired by Dr. Loberg. As a general policy, our board of directors believes that separation of the positions of Chair of our board of directors and Chief Executive Officer reinforces the independence of our board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our board of directors as a whole. As such, Mr. Schwarzer serves as our Chief Executive Officer and President while Dr. Loberg serves as the Chair of our board of directors but is not an officer. We currently expect the positions of Chair of our board of directors and Chief Executive Officer to continue to be held by two individuals in the future.

Committees of our Board of Directors

Our board of directors has established an audit committee, a compensation committee, a corporate governance and nominating committee and a research and clinical development committee. The composition and responsibilities of each of the committees of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our audit committee consists of Drs. Behrens, Hambleton and Loberg, with Dr. Behrens serving as chair. Our board of directors has determined that each of the members of our audit committee satisfies the independence requirements under the listing standards of Nasdaq and Rule 10A-3 of the Exchange Act. Our board of directors has determined that Dr. Behrens is an “audit committee financial expert” within the meaning of SEC rules and regulations. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems. Our audit committee is also responsible for, among other things:

•	selecting and hiring the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	approving audit and non-audit services and fees;

•

reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•	preparing the audit committee report that the SEC requires to be included in our annual proxy statement;

•	reviewing reports and communications from the independent registered public accounting firm;

•	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;

•	reviewing our policies on risk assessment and risk management;

•	reviewing and monitoring conflicts of interest situations, and approving or prohibiting any involvement in matters that may involve a conflict of interest or taking of a corporate opportunity;

•	reviewing related party transactions; and

•

establishing and overseeing procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.  A copy of the charter for our audit committee is available on our investor relations website at https://investor.igmbio.com/. During 2019, our audit committee held four meetings.

Compensation Committee

Our compensation committee consists of Drs. Behrens and Loberg and Ms. Topsøe, with Ms. Topsøe serving as chair. Our board of directors has determined that each of the members of our compensation committee is independent under the listing standards of Nasdaq and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

Our compensation committee oversees our compensation policies, plans, and benefits programs. The compensation committee is also responsible for, among other things:

•	overseeing our overall compensation philosophy and compensation policies, plans and benefit programs;

•	reviewing and approving, or recommending to the board of directors for approval, the compensation of our executive officers and directors;

•	preparing the compensation committee report that the SEC requires to be included in our annual proxy statement; and

•	administering our equity compensation plans.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.  A copy of the charter for our compensation committee is available on our investor relations website at https://investor.igmbio.com/. During 2019, our compensation committee held five meetings.

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee consists of Drs. Behrens and Loberg and Ms. Topsøe, with Ms. Topsøe serving as chair. Our board of directors has determined that each member of our corporate governance and nominating committee is independent under the listing standards of Nasdaq.

Our corporate governance and nominating committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. The corporate governance and nominating committee is also responsible for, among other things:

•	identifying, evaluating, and making recommendations to our board of directors regarding nominees for election to our board of directors and its committees;

•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting; and

•	evaluating the performance of our board of directors and of individual directors.

Our corporate governance and nominating committee operates under a written charter that satisfies the listing standards of Nasdaq.  A copy of the charter for our corporate governance and nominating committee is available on our investor relations website at https://investor.igmbio.com/. During 2019, our corporate governance and nominating committee held five meetings.

Research and Clinical Development Committee

Our research and clinical development committee consists of Drs. Hambleton, Loberg, Neu and Strohl, with Drs. Hambleton and Strohl serving as co-chairs.

Specific responsibilities of our research and clinical development committee include:

•	advising our board of directors concerning our research and scientific strategies, plans and efforts;

•	evaluating scientific opportunities under consideration by management;

•	reviewing external scientific research, discoveries and commercial developments, as appropriate; and

•	evaluating our overall intellectual property strategies.

Our research and clinical development committee operates under a written charter, and during 2019, the committee held three meetings.

Attendance at Board and Stockholder Meetings

During our fiscal year ended December 31, 2019, our board of directors held six meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served on such committee.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we strongly encourage, but do not require, our directors to attend. This is our first annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

During 2019, Drs. Behrens and Loberg and Ms. Topsøe served on our compensation committee. None of the members of our compensation committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the past fiscal year, as a member of the board of directors or the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee. Ms. Topsøe may be deemed to have an interest in certain transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the Securities Act). These transactions are disclosed in the section titled “Certain Relationships and Related Party and Other Transactions,” and such disclosure is incorporated by reference herein.

Considerations in Evaluating Director Nominees

Our corporate governance and nominating committee uses a variety of methods, including engaging the services of outside consultants and search firms, to identify and evaluate director nominees. In its evaluation of director candidates, our corporate governance and nominating committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our corporate governance and nominating committee considers include such factors as character, integrity, judgment, diversity (including, without limitation, diversity in terms of gender, race, ethnicity and experience), age, independence, skills, education, expertise, business acumen, corporate experience, length of service, understanding of our business and other commitments, among other things.  Nominees must also have the highest personal and professional ethics and integrity and skills that are complementary to those of the existing directors. Director candidates must have the ability to assist and support management and make significant contributions to our success based on proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.  Nominees must also have an understanding of the fiduciary responsibilities that are required of a member of our board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.  Members of our board of directors are expected to prepare for, attend, and participate in all board of directors and applicable committee meetings. Our corporate governance and nominating committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

The corporate governance and nominating committee considers the suitability of each director candidate, including current directors, in light of the current size and composition of our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that our board of directors should be a diverse body, and our corporate governance and nominating committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our corporate governance and nominating committee may take into account the benefits of diverse viewpoints. Our corporate governance and nominating committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our corporate governance and nominating committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Our corporate governance and nominating committee will consider director candidates recommended by stockholders holding no less than $2,000 in market value, or one percent (1%), of the outstanding shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation or nomination, so long as such recommendations or nominations comply with our amended and restated certificate of incorporation, amended and restated bylaws, and applicable laws, rules and regulations, including those promulgated by the SEC. Our corporate governance and nominating committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing. Such recommendations must include information about the candidate, a statement of support of the candidate by the recommending stockholder, evidence of the recommending stockholder’s ownership of our capital stock, a signed letter from the candidate confirming willingness to serve on our board of directors, information regarding any relationships between us and the candidate and any additional information required by our amended and restated bylaws. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Under our amended and restated bylaws, stockholders may also directly nominate persons for election to our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Secretary at IGM Biosciences, Inc., 325 E. Middlefield Road, Mountain View, California 94043. To be timely for the 2021 annual meeting of stockholders, nominations must be received by our Secretary not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting.  In the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then notice by the stockholder to be timely must be so received by our Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made.

Communications with the Board of Directors

Interested parties wishing to communicate with non-management members of our board of directors may do so by writing and mailing the correspondence to our Secretary at IGM Biosciences, Inc., 325 E. Middlefield Road, Mountain View, California 94043. Our Secretary monitors these communications and will provide a summary of all received bona fide messages to our board of directors at each regularly scheduled meeting of our board of directors.  Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board of directors or non-management director, of independent advisors or of our management.

This procedure does not apply to (a) communications to non-management directors from officers or directors who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act or (c) communications to our audit committee pursuant to our complaint procedures for accounting and auditing matters.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general.  In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers.  The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our investor relations website at https://investor.igmbio.com/.  We will post any amendments to our Code of Business Conduct and Ethics and any waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website or in filings under the Exchange Act.

Role of the Board in Risk Oversight

Our board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. Our corporate governance and nominating committee is responsible for overseeing the management of risks associated with the independence of our board of directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through discussions from committee members about such risks. Our board of directors believes its administration of its risk oversight function has not negatively affected the board of directors’ leadership structure.

Director Compensation

In connection with our initial public offering, our board of directors adopted, and our stockholders approved, a new compensation policy for our non-employee directors. This policy was developed with input from our compensation committee’s independent compensation consultant, Radford, regarding practices and compensation levels at comparable companies. It is designed to attract, retain and reward non-employee directors. Our compensation committee, with input from Radford, has made adjustments to our non-employee director compensation program, most recently in February 2020, in an effort to provide competitive compensation opportunities for our non-employee directors.

Under the outside director compensation policy, each non-employee director receives the cash and equity compensation for his or her services as a member of our board of directors, as described below. We also reimburse our non-employee directors for reasonable, customary and documented travel expenses to meetings of our board of directors or its committees.

The director compensation policy includes a maximum annual limit of $750,000 or, in the first year of a non-employee director’s service on our board of directors, $1,000,000, of cash compensation and equity awards that may be paid, issued or granted to a non-employee director in any fiscal year. For purposes of these limitations, the value of an equity award is based on its grant date fair value (determined in accordance with generally accepted accounting principles, or GAAP). Any cash compensation paid or equity awards granted to a person for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

Cash Compensation

Under our outside director compensation policy, each non-employee director is paid an annual cash retainer of $20,000. In addition, each non-employee director is entitled to receive the following cash compensation for his or her services under the policy:

•	$20,000 per year for service as chair of the board of directors;

•	$10,000 per year for service as chair of the audit committee;

•	$5,000 per year for service as a member of the audit committee;

•	$10,000 per year for service as chair of the compensation committee;

•	$5,000 per year for service as a member of the compensation committee;

•	$10,000 per year for service as chair of the corporate governance and nominating committee;

•	$5,000 per year for service as a member of the corporate governance and nominating committee;

•	$10,000 per year for service as chair of the research and clinical development committee; and

•	$5,000 per year for service as a member of the research and clinical development committee.

Each non-employee director who serves as a committee chair receives only the additional annual cash fee as the chair of the committee, and not the additional annual fee as a member of the committee. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.

In December 2019, we amended our outside director compensation policy to, among other things, allow non-employee directors to elect to receive RSUs in lieu of the cash compensation provided for in the policy.  Each non-employee director may elect on an annual basis to convert 0%, 50% or 100% of his or her retainer cash compensation with respect to services to be performed in a future calendar quarter and otherwise scheduled to be paid following the completion of those services into a number of RSUs (a Retainer Award) having a grant value equal to the aggregate amount of the elected percentage of the retainer cash compensation payable to such non-employee director under the policy for the applicable quarter (as determined on the applicable date of grant of such Retainer Award). The Retainer Awards are automatic and nondiscretionary and are granted on the first trading day of each quarter with respect to the retainer cash compensation that would have been paid in the most recently-completed fiscal quarter. All RSUs underlying such Retainer Awards will be fully vested upon grant.

Equity Compensation

Initial Options. Each person who first becomes a non-employee director after the effective date of the director compensation policy will be granted an initial award of a nonstatutory stock option (the Initial Option) covering 12,100 shares of our common stock. The Initial Option will be scheduled to vest as to 1/3rd of the shares subject to the option on the first anniversary of the director’s commencement of service to us and 1/36th of the shares will vest each month thereafter, subject to continuing to provide services to us through each applicable vesting date. If the person was a member of our board of directors and also an employee, becoming a non-employee director due to termination of employment will not entitle the person to an Initial Option.

Annual Options. Each non-employee director automatically will receive, at the same time we make our annual equity awards to our executive officers, an annual award of a nonstatutory stock option (an Annual Option) covering 10,000 shares (or before the adjustment in February 2020, 6,050 shares) of our common stock. Each Annual Option will vest as to 1/12th of the shares subject to the option for each month of service after the date of the first annual meeting of our stockholders following the date of grant, and will vest in full on the earlier of (i) the twelve-month anniversary of the date of the first annual meeting of our stockholders following the date of grant or (ii) the date of the second regularly scheduled annual meeting of our stockholders that next follows the date of grant of the Annual Option, subject to continuing to provide service to us through the applicable vesting date. The term of each option granted under the policy will be 10 years, subject to earlier termination as provided in the Amended and Restated 2018 Omnibus Incentive Plan (the 2018 Plan). Each option granted under the policy will have an exercise price per share equal to 100% of the fair market value per share on the date of grant.

Change in Control. In the event of a “change in control” (as defined in the 2018 Plan), each non-employee director will fully vest in his or her outstanding company equity awards provided that the non-employee director continues to be a non-employee director through the date of such change in control.

2019 Compensation

Directors who are also our employees receive no additional compensation for their service as directors. Mr. Schwarzer was our only employee director during 2019. See the section titled “Executive Compensation” for additional information about Mr. Schwarzer’s compensation.

The following table presents the total compensation each of our non-employee directors received during the year ended December 31, 2019. Other than as set forth in the table, we did not pay any compensation, make any equity awards or non-equity awards to or pay any other compensation to any of our non-employee directors in 2019.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
M. Kathleen Behrens, Ph.D. (2)	34,860	146,051	180,911
Julie Hambleton, M.D.	38,418	131,427	169,845
Dana Leach, Ph.D. (3)	17,500	—	17,500
Michael Lee (2)	5,767	131,427	137,194
Michael Loberg, Ph.D.	64,678	131,427	196,105
Kelvin Neu, M.D. (2)	7,209	131,427	138,636
William Strohl, Ph.D.	32,339	131,427	163,766
Nelson Teng, M.D., Ph.D. (3)	—	—	—
Christina Teng Topsøe	11,534	131,427	142,961
Jakob Haldor Topsøe	5,767	131,427	137,194

(1)

This column reflects the aggregate grant date fair value of option awards granted to the officer in the applicable fiscal year, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, Compensation—Stock Compensation (Topic 718). See Note 8 to our financial statements for the year ended December 31, 2019 included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(2)

Drs. Behrens and Neu and Mr. Lee joined our board of directors in January 2019, June 2019 and July 2019, respectively, and therefore, their respective fees set forth in the table above were prorated for the portion of 2019 in which they served as directors.

(3)	Drs. Leach and Teng resigned from our board of directors in June 2019.

The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2019:1

		Option Awards
Name	Date of Grant	Number of Securities Underlying Exercisable Options	Number of Securities Underlying Unexercisable Options	Option Exercise Price ($)	Option Expiration Date
M. Kathleen Behrens, Ph.D.	1/20/19	—	15,132 (1)	1.39	1/20/29
	9/17/19	—	12,100 (2)	16.00	9/17/29
Julie Hambleton, M.D.	12/22/18	4,728	10,404 (3)	1.39	12/22/28
	9/17/19	—	12,100 (2)	16.00	9/17/29
Dana Leach, Ph.D.	11/14/14	30,264 (4)	—	0.93	11/14/24
Michael Lee	9/17/19	—	12,100 (2)	16.00	9/17/29
Michael Loberg, Ph.D.	9/17/19	—	12,100 (2)	16.00	9/17/29
Kelvin Neu, M.D.	9/17/19	—	12,100 (2)	16.00	9/17/29
William Strohl, Ph.D.	12/22/18	4,728	10,404 (3)	1.39	12/22/28
	9/17/19	—	12,100 (2)	16.00	9/17/29
Nelson Teng, M.D., Ph.D.	3/5/2014	60,259(4)	—	0.93	3/5/2024
	3/10/2015	60,259(4)	—	0.93	3/10/2025
Christina Teng Topsøe	9/17/19	—	12,100 (2)	16.00	9/17/29
Jakob Haldor Topsøe	9/17/19	—	12,100 (2)	16.00	9/17/29

(1)	1/4th of the shares subject to the option vested on January 20, 2020 and 1/48th of the shares subject to the option vest monthly thereafter subject to continued service through each such vesting date.
(2)

In August 2019, our board of directors granted each non-employee director an option to purchase 12,100 shares of our common stock, which became effective as of the date of the effectiveness of the registration statement filed for our initial public offering.  1/3rd of the shares subject to the option vest on September 17, 2020 and 1/36th of the shares subject to the option shall vest monthly thereafter, in each case, subject to continued service through each applicable vesting date.

(3)

1/4th of the shares subject to the option vested on September 1, 2019 and 1/48th of the shares subject to the option vest monthly thereafter subject to continued service through each such vesting date.

(4)

100% of the shares subject to the option were vested as of the date such non-employee director resigned from our board of directors.  The shares subject to the option were exercisable as of December 31, 2019.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of nine members.  In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms.  At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal.  Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.  This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Nominees

Our corporate governance and nominating committee has recommended, and our board of directors has approved, Julie Hambleton, M.D., William Strohl, Ph.D. and Jakob Haldor Topsøe as nominees for election as Class I directors at the Annual Meeting.  If elected, each of Drs. Hambleton and Strohl and Mr. Topsøe will serve as a Class I director until the 2023 annual meeting of stockholders or until his or her successor is duly elected and qualified.  Drs. Hambleton and Strohl and Mr. Topsøe are currently directors of our company, and each has agreed to being named in this proxy statement as a nominee.  For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Drs. Hambleton and Strohl and Mr. Topsøe.  If you are a street name stockholder of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.  We expect that Drs. Hambleton and Strohl and Mr. Topsøe will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy.

Vote Required

The election of Class I directors requires a plurality of the votes of the shares of our common stock present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the three nominees who receive the most votes cast FOR will be elected as Class I directors. As a result, any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE NOMINEES NAMED ABOVE AS CLASS I DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to audit our financial statements for our fiscal year ending December 31, 2020.  Deloitte & Touche LLP has served as our independent registered public accounting firm since 2019.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.  Stockholder ratification of the appointment of Deloitte & Touche LLP is not required by our bylaws or other applicable legal requirements.  However, our board of directors is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance.  In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit committee.  Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2020 if our audit committee believes that such a change would be in the best interests our company and our stockholders.  A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Deloitte & Touche LLP for our fiscal years ended December 31, 2019 and 2018.

	2019	2018
Audit Fees (1)	$429,961	$725,625
Audit-Related Fees	—	—
Tax Fees (2)	57,750	—
All Other Fees	—	—
Total Fees	$487,711	$725,625

(1)

“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our annual financial statements and reviews of our quarterly financial statements for those fiscal years.  This category also includes fees for services incurred in connection with our initial public offering.

(2)	“Tax Fees” consist of fees billed for professional services rendered by Deloitte & Touche LLP for tax compliance, tax advice and tax planning.

Auditor Independence

In our fiscal year ended December 31, 2019, there were no other professional services provided by Deloitte & Touche LLP that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte & Touche LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm.  Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence.  All fees paid to Deloitte & Touche LLP for our fiscal years ended December 31, 2019 and 2018 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020 requires the affirmative vote of a majority of the shares of our common stock present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon.  Abstentions will have the effect of a vote AGAINST this proposal, and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2020.

AUDIT COMMITTEE REPORT

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the Nasdaq Stock Market LLC and the rules and regulations of the Securities and Exchange Commission (the SEC). The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee operates under a written charter approved by the board of directors, which is available on our website at https://igmbio.com/. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, the Company’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s financial statements. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (Deloitte), is responsible for performing an independent audit of the Company’s financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare the Company’s financial statements. These are the fundamental responsibilities of management.

In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and Deloitte;

•	discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC; and

•

received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Deloitte its independence.

Based on the audit committee’s review and discussions with management and Deloitte, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

M. Kathleen Behrens, Ph.D. (Chair)
Julie Hambleton, M.D.

Michael Loberg, Ph.D.

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the Securities Act), or under the Securities Exchange Act of 1934, as amended (the Exchange Act), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of March 31, 2020.  Officers are elected by our board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Fred Schwarzer	68	Chief Executive Officer, President and Director
Daniel Chen, M.D., Ph.D.	51	Chief Medical Officer
Bruce Keyt, Ph.D.	67	Chief Scientific Officer
Misbah Tahir	45	Chief Financial Officer

For the biography of Mr. Schwarzer, please see “Board of Directors and Corporate Governance—Continuing Directors.

Daniel Chen, M.D., Ph.D. has served as our Chief Medical Officer since August 2018. Prior to joining us, Dr. Chen served in various positions at Roche/Genentech, a biopharmaceutical company, starting in 2006, including most recently as Vice President, Global Head of Cancer Immunotherapy from May 2016 to July 2018. While at Roche/Genentech, Dr. Chen also served as Cancer Immunotherapy Franchise Head, Product Development from 2014 to 2018 and led the development of Tecentriq from entry into first in human studies to multiple global registration approvals. Dr. Chen was elected to the board of directors of the Society for Immunotherapy of Cancer in July 2018. Dr. Chen received a B.S. in Life Sciences from the Massachusetts Institute of Technology and an M.D. and Ph.D. from the University of Southern California, Keck School of Medicine and Microbiology. He completed his residency in internal medicine, a fellowship in Medical Oncology and a Post-doctorate in Immunology at Stanford University. Dr. Chen also ran the metastatic melanoma clinic at the Stanford Cancer Center from 2003 to 2006, where he studied human immune responses to cancer vaccination and cytokine administration and continued to care for melanoma patients until 2016.

Bruce Keyt, Ph.D. has served as our Chief Scientific Officer since August 2012 and previously served as a consultant for us beginning in August 2010. Prior to joining us, Dr. Keyt served as Chief Technology Officer at Trellis Bioscience, an antibody discovery company, from August 2007 to February 2010. Earlier in his career, he served as Head of Research between 2005 and 2006 at Abmaxis, a biotechnology company, which was acquired by Merck. He was the Vice President of Preclinical Development at Abgenix, a biotechnology company, from 2001 through the acquisition of Abgenix by Amgen in 2005. Dr. Keyt was the Director of Pharmacology at Millennium Pharmaceuticals from 1998 to 2001. From 1982 to 1998, he served in research and development roles at Roche/Genentech as a Scientist and Senior Scientist, where he made significant contributions to the discovery and development of Avastin, Lucentis, Activase tPA, TNKase-tPA and Kogenate. Dr. Keyt received a B.A. in Chemistry from Washington University in St. Louis and a Ph.D. in Biochemistry from Tufts University School of Medicine.

Misbah Tahir has served as our Chief Financial Officer since January 2019. Prior to joining us, Mr. Tahir worked at Dermira, a biotechnology company, where he served as Vice President, Head of Finance from March 2016 to December 2018, Senior Director, Head of Finance from January 2015 to March 2016, and Senior Director, Finance from January 2014 to December 2014. Prior to joining Dermira, he held finance leadership positions at various biotechnology companies, including Onyx Pharmaceuticals, Human Genome Sciences and Amgen. Mr. Tahir began his career as a management consultant at the consulting firm of Oliver Wyman, formerly Mercer Management Consulting. He received a B.A. in International Relations from the University of Pennsylvania and an M.B.A. from the University of Michigan Business School. Mr. Tahir is a certified public accountant, inactive, in the state of California.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions.  Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation.  Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement.  Our compensation committee then reviews the recommendations and other data.  Our compensation committee makes decisions as to total compensation for each executive office, although it may instead, in its discretion, make recommendations to our board of directors regarding executive compensation for its approval.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies.  In 2019, our compensation committee retained Radford, a national compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis.  Radford serves at the discretion of our compensation committee.  As part of its engagement, Radford assists our compensation committee in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Our compensation committee periodically considers and assesses Radford’s independence, including whether Radford has any potential conflicts of interest with our company or members of our compensation committee. In connection with Radford’s engagement, our compensation committee conducted such a review and concluded that it was not aware of any conflict of interest that had been raised by work performed by Radford or the individual consultants employed by Radford that perform services for our compensation committee.

Our named executive officers for the fiscal year ended December 31, 2019, which consist of our principal executive officer and the next two most highly compensated executive officers who were serving as executive officers as of December 31, 2019 are:

•	Fred Schwarzer, our Chief Executive Officer, President and Director;

•	Bruce Keyt, Ph.D., our Chief Scientific Officer; and

•	Misbah Tahir, our Chief Financial Officer.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers during the years ended December 31, 2018 and 2019.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Total ($)
Fred Schwarzer	2019	428,000	121,189	207,911	757,100
Chief Executive Officer, President and Director	2018	376,000	143,214	—	519,214
Bruce Keyt, Ph.D.	2019	357,000	92,714	151,743	601,457
Chief Scientific Officer	2018	352,222	—	—	352,333
Misbah Tahir	2019	350,000	121,379	117,600	588,979
Chief Financial Officer

(1)

This column reflects the aggregate grant date fair value of option awards granted to the officer in the applicable fiscal year, computed in accordance with FASB ASC Topic 718.  See Note 8 to our financial statements for the year ended December 31, 2019 included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(2)	This column reflects annual incentives earned under our Executive Incentive Compensation Plan in 2019.

Outstanding Equity Awards at 2019 Year-End

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2019.

		Option Awards
Name	Date of Grant	Number of Securities Underlying Exercisable Options		Number of Securities Underlying Unexercisable Options(1)		Option Exercise Price ($)	Option Expiration Date
Fred Schwarzer	12/21/18	129,096	(2)	29,792		1.39	12/21/28
	2/18/19	26,217	(3)	99,628		1.39	2/18/29
Bruce Keyt, Ph.D.	1/12/13	143,756	(4)	—		0.93	1/12/23
	3/10/15	30,264	(4)	—		0.93	3/10/25
	1/16/17	69,986	(5)	20,807		1.00	1/16/27
	2/1/19	20,057	(3)	76,218		1.39	2/1/29
Misbah Tahir	1/3/19	—		125,597	(6)	1.39	1/3/29

(1)

The unvested portion of these awards are also subject to vesting acceleration under certain circumstances, as will be more fully described below under “—Potential Payments upon Termination or Change in Control—Change in Control and Severance Policy.”

(2)

89,374 of the shares subject to the option vested on December 21, 2018 and 1/48th of the shares subject to the option vest monthly thereafter on the first day of the month, subject to continued service through each such vesting date.

(3)	1/48th of the shares subject to the option vest each month beginning on March 1, 2019, subject to continued service through each such vesting date.
(4)	100% of the shares subject to the option were vested as of December 31, 2019.
(5)	1/48th of the shares subject to the option vest each month beginning on December 30, 2016, subject to continued service through each such vesting date.
(6)	1/4th of the shares subject to the option vested on January 1, 2020 and 1/48th of the shares subject to the option vest monthly thereafter, subject to continued service through each such vesting date.

Executive Letter Agreements

Fred Schwarzer

In August 2019, we entered into a confirmatory employment letter with Fred Schwarzer, our Chief Executive Officer and President. The employment letter has no specific term and provides that Mr. Schwarzer is an at-will employee. The employment letter supersedes all existing agreements and understandings that Mr. Schwarzer may have concerning his employment relationship with us. The employment letter also provides Mr. Schwarzer with severance and change in control benefits pursuant to our Change in Control and Severance Policy described below. Mr. Schwarzer’s annual base salary was $428,000 for 2019 and was subsequently increased to $529,700, effective January 1, 2020. He is currently eligible for an annual target cash incentive payment equal to 50% of his annual base salary.

Bruce Keyt, Ph.D.

In August 2019, we entered into a confirmatory employment letter with Bruce Keyt, our Chief Scientific Officer. The employment letter has no specific term and provides that Dr. Keyt is an at-will employee. The employment letter supersedes all existing agreements and understandings that Dr. Keyt may have concerning his employment relationship with us. The employment letter also provides Dr. Keyt with severance and change in control benefits pursuant to our Change in Control and Severance Policy described below. Dr. Keyt’s annual base salary was $357,000 for 2019 and was subsequently increased to $413,200, effective January 1, 2020. He is currently eligible for an annual target cash incentive payment equal to 45% of his annual base salary.

Misbah Tahir

In August 2019, we entered into a confirmatory employment letter with Misbah Tahir, our Chief Financial Officer. The employment letter has no specific term and provides that Mr. Tahir is an at-will employee. The employment letter supersedes all existing agreements and understandings that Mr. Tahir may have concerning his employment relationship with us. The employment letter also provides Mr. Tahir with severance and change in control benefits pursuant to our Change in Control and Severance Policy described below. Mr. Tahir’s annual base salary was $350,000 for 2019 and was subsequently increased to $385,400, effective January 1, 2020. He is currently eligible for an annual target cash incentive payment equal to 40% of his annual base salary.

Potential Payments upon Termination or Change in Control

In order to recruit and maintain a stable and effective management team, our compensation committee believes it is appropriate and necessary to provide assurance of certain severance and change in control benefits approved by the compensation committee, in consultation with Radford. We entered into change in control and severance agreements under our Change in Control and Severance Policy (the Severance Policy) with each of our named executive officers that provide for the severance and change in control benefits described below.

Our board of directors has approved the following change in control and severance benefits for our current executive officers (other than Dr. Chen) and other key employees (collectively, participants) pursuant to the Severance Policy. Unless sooner terminated by our board of directors or compensation committee or by the consent of an impacted participant, the Severance Policy has a term of three years, subject to potential extension upon the occurrence of certain events set forth in the Severance Policy.

The Severance Policy provides that if we terminate a participant’s employment outside of the period beginning three months prior to and ending 12 months after a “change in control” (as defined in the Severance Policy) (such period, the “change in control period”) other than for “cause” (as generally defined in the Severance Policy), death or disability (or, in the case of Mr. Schwarzer, if Mr. Schwarzer terminates his employment due to a “constructive termination” (as defined in the Severance Policy)), the participant will receive the following:

•	a lump sum payment equal to nine months’ base salary (12 months for Mr. Schwarzer); and

•	a lump sum payment equal to nine months of COBRA premiums (12 months for Mr. Schwarzer).

The Severance Policy provides that if a participant’s employment is terminated during the change in control period either by us other than for cause, death or disability or by the participant due to a “constructive termination”, the participant will receive the following:

•	a lump sum payment equal to 12 months’ base salary (18 months for Mr. Schwarzer);

•	100% acceleration of unvested time-based equity awards;

•

a lump sum payment equal to the participant’s pro-rata target annual bonus for the year of termination plus 100% of the participant’s target annual bonus for the year of termination (150% for Mr. Schwarzer); and

•	a lump sum payment equal to 12 months of COBRA premiums (18 months for Mr. Schwarzer).

The Severance Policy also provides that if in connection with a change in control, a participant’s then-unvested time-based equity awards are not assumed or replaced or substituted with an equivalent award by the acquiror or successor corporation, then 100% of such equity awards will immediately vest and become exercisable (if applicable).

The Severance Policy provides that if we discover after a participant’s receipt of payments or benefits under the Severance Policy that grounds for the termination of the participant’s employment for cause existed, then the participant will not receive any further payments or benefits under the Severance Policy and, to the extent permitted under applicable laws, will be required to repay to us any payments or benefits he or she received under the Severance Policy (or any financial gain derived from such payments or benefits).

In addition, the Severance Policy provides that if any payments or benefits received by a participant under the Severance Policy or otherwise would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986 (the Code) and be subject to excise taxes imposed by Section 4999 of the Code, such amount will either be delivered in full or reduced so as not to be subject to excise taxation, whichever amount is higher. The Severance Policy does not require us to provide any tax gross-ups.

To receive the severance described above, the participant must sign and not revoke our standard separation agreement and release of claims within the timeframe that is set forth in the Severance Policy. Except for provisions providing for accelerated vesting of a participant’s performance-based equity awards upon a termination either by us other than for cause, death or disability or by the participant due to a constructive termination, the Severance Policy supersedes any provisions in a participant’s offer letter or equity award agreement that provide for accelerated vesting upon certain terminations of employment.

Executive Incentive Compensation Plan

In August 2019, our board of directors adopted an Executive Incentive Compensation Plan (the Bonus Plan). The Bonus Plan is administered by a committee appointed by our board of directors. Unless and until our board of directors determines otherwise, our compensation committee is the administrator of the Bonus Plan. The Bonus Plan allows our compensation committee to provide cash incentive awards to selected employees, including our named executive officers, determined by our compensation committee, based upon performance goals established by our compensation committee. Our compensation committee, in its sole discretion, establishes a target award for each participant under the Bonus Plan, which may be expressed as a percentage of the participant’s average annual base salary for the applicable performance period, a fixed dollar amount, or such other amount or based on such other formula as our compensation committee determines to be appropriate.

Under the Bonus Plan, our compensation committee determines the performance goals applicable to awards, which goals may include, without limitation: (i) research and development, (ii) regulatory milestones or regulatory-related goals, (iii) gross margin, (iv) financial milestones, (v) new product or business development, (vi) operating margin, (vii) product release timelines or other product release milestones, (viii) publications, (ix) cash flow, (x) cash position, (xi) procurement, (xii) savings, (xiii) internal structure, (xiv) leadership development, (xv) project, function or portfolio-specific milestones, (xvi) partnering, license or research collaboration agreements, (xvii) capital raising, (xviii) initial public offering preparations, (xix) patentability, (xx) revenue, (xxi) revenue growth, (xxii) stock price and (xxiii) individual objectives such as peer reviews or other subjective or objective criteria. As determined by our compensation committee, the performance goals may be based on GAAP or non-GAAP results and any actual results may be adjusted by our compensation committee for one-time items or unbudgeted or unexpected items and/or payments of actual awards under the Bonus Plan when determining whether the performance goals have been met. The goals may be on the basis of any factors our compensation committee determines relevant, and may be on an individual, divisional, business unit, segment or company-wide basis. Any criteria used may be measured on such basis as our compensation committee determines. The performance goals may differ from participant to participant and from award to award. Our compensation committee also may determine that a target award or a portion thereof will not have a performance goal associated with it but instead will be granted (if at all) in the compensation committee’s sole discretion.

401(k) Plan

We maintain a tax-qualified 401(k) retirement plan for all U.S. employees, including our named executive officers, who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under our 401(k) plan, employees may elect to defer up to all eligible compensation, subject to applicable annual Code limits. We intend for our 401(k) plan to qualify under Section 401(a) and 501(a) of the Code so that contributions by employees to our 401(k) plan, and income earned on those contributions, are not taxable to employees until withdrawn from our 401(k) plan. The 401(k) plan also permits contributions to be made on a post-tax basis for those employees participating in the Roth 401(k) plan component.

Equity Compensation Plan Information

The following table provides information as of December 31, 2019 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Rights (#)	Weighted Average Exercise Price of Outstanding Options and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column) (#)
Equity compensation plans approved by security holders
2010 Stock Plan (1)	593,152	$0.94	—
Amended and Restated 2018 Omnibus Incentive Plan (2)	1,696,057	$4.21	2,669,264
2019 Employee Stock Purchase Plan (3)	—	—	280,000
Equity compensation plans not approved by security holders	—	—	—
TOTAL	2,289,209	$3.36	2,949,264

(1)

Our board of directors adopted, and our stockholders approved, the 2010 Stock Plan, as amended and restated (the 2010 Plan).  In connection with our initial public offering and the adoption of the 2018 Plan, we no longer grant awards under the 2010 Plan; however, all outstanding options issued pursuant to the 2010 Plan continue to be governed by their existing terms.  To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will not become available for issuance under the 2010 Plan.  Includes options to purchase 593,152 shares of our common stock outstanding under the 2010 Plan.

(2)

Our board of directors adopted, and our stockholders approved, the 2018 Plan. The 2018 Plan provides that the number of shares available for issuance under the 2018 Plan will be increased on the first day of each fiscal year beginning with the 2020 fiscal year, in an amount equal to the least of (i) 8,768,000 shares, (ii) four percent (4%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as our board of directors may determine.  Includes options to purchase 1,696,057 shares of our common stock outstanding under our 2018 Plan.

(3)

Our board of directors adopted, and our shareholders approved, the 2010 Employee Stock Purchase Plan (the ESPP). The ESPP provides that the number of shares available for issuance under the ESPP will be increased on the first day of each fiscal year beginning with the 2020 fiscal year, in an amount equal to the least of (i) 560,000 shares, (ii) one percent (1%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as may be determined by our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2020 for:

•	each of our directors and nominees for director;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person or group known by us to be the beneficial owner of more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose.  Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 24,128,065 shares of our common stock outstanding and 6,431,205 shares of our non-voting common stock outstanding as of March 31, 2020.  We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2020, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person.  We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o IGM Biosciences, Inc., 325 E. Middlefield Road, Mountain View, California 94043.

	Amount and Nature of Beneficial Ownership				% of Total
	Voting Common Stock		Non-Voting Common Stock #		Outstanding
Name of Beneficial Owner	Shares	%	Shares	%	Capital Stock
Greater than 5% Stockholders:
Haldor Topsøe Holding A/S (1)	10,289,453	42.6	2,269,838	35.3	41.1
Entities affiliated with Baker Bros. Advisors LP (2)	3,144,223	13.0	2,269,837	35.3	17.7
Entities affiliated with Redmile Group, LLC (3)	3,144,178	13.0	1,891,530	29.4	16.5
Entities for whom Janus Capital Management, LLC is investment advisor (4)	1,523,762	6.3	—	—	5.0

Named Executive Officers:
Fred Schwarzer (5)	391,066	1.6	—	—	1.3
Bruce Keyt, Ph.D. (6)	288,235	1.2	—	—	*
Misbah Tahir (7)	45,302	*	—	—	*

Non-Employee Directors:
M. Kathleen Behrens, Ph.D. (8)	87,901	*	—	—	*
Julie Hambleton, M.D. (9)	11,305	*	—	—	*
Michael Lee (3)	3,144,178	13.0	1,891,530	29.4	16.5
Michael Loberg, Ph.D. (10)	40,338	*	—	—	*
Kelvin Neu, M.D. (2)	3,144,223	13.0	2,269,837	35.3	17.7
William Strohl, Ph.D. (11)	6,305	*	—	—	*
Christina Teng Topsøe (12)	10,324,185	42.8	2,269,838	35.3	41.2
Jakob Haldor Topsøe (13)	10,344,046	42.9	2,269,838	35.3	41.3
All current directors and executive officers as a group (twelve persons) (14)	17,815,562	71.7	6,431,205	100.0	77.5

*	Represents beneficial ownership of less than 1%.

#	Our non-voting common stock is convertible subject to certain limitations at the option of the holder into shares of our common stock on a share-for-share basis.
(1)

Based on a Schedule 13D, reporting beneficial ownership as of, and filed with the SEC on, September 30, 2019, the shares consist of 10,289,453 shares of our common stock and 2,269,838 shares of our non-voting common stock held by Haldor Topsøe Holding A/S (HTH). All shares are held directly by HTH. Mr. Jakob Haldor Topsøe, Ms. Christina Teng Topsøe, Mr. Martin Topsøe and Mr. Emil Øigaard, members of the board of directors of HTH, and may be deemed to share voting and investment power with respect to the shares reported herein. Each of Mr. Jakob Haldor Topsøe, Ms. Topsøe, Mr. Martin Topsøe and Mr. Øigaard disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein, if any. Mr. Jakob Haldor Topsøe and Ms. Topsøe are members of our board of directors. The address of HTH is Haldor Topsøes Allé 1, 2800 Kgs. Lyngby, Denmark.

(2)

Based on a Schedule 13D, reporting beneficial ownership as of, and filed with the SEC on, September 20, 2019 and a Form 4 filed with the SEC on April 3, 2020, the shares consist of (i) 260,796 shares of our common stock and 187,942 shares of our non-voting common stock held by 667, L.P. (667), (ii) 2,883,204 shares of our common stock and 2,081,895 shares of our non-voting common stock held by Baker Brothers Life Sciences, L.P. (Life Sciences, and together with 667, the BBA Funds), and (iii) 223 shares of our common stock underlying RSUs that fully vest within 60 days of March 31, 2020 issued to Dr. Kelvin Neu, an employee of Baker Bros. Advisors LP (BBA) and a member of our board of directors, as payment of a quarterly retainer in common stock pursuant to our outside director compensation policy. BBA is the management company and investment adviser to the BBA Funds and has the sole voting and investment power with respect to the shares held by the BBA Funds. Baker Bros. Advisors (GP) LLC (BBA-GP) is the sole general partner of BBA. The managing members of BBA-GP are Julian C. Baker and Felix J. Baker. BBA-GP, Felix J. Baker and Julian C. Baker as managing members of BBA-GP, and BBA may be deemed to be beneficial owners of the shares directly held by the BBA Funds. Dr. Neu disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any.  Pursuant to the policies of BBA, Dr. Neu does not have any right to the pecuniary interest in the shares underlying the RSUs issued pursuant to our outside director compensation policy and the BBA Funds are entitled to an indirect proportionate pecuniary interest in such shares. The business address of the entities listed herein is 860 Washington Street, 3rd Floor, New York, NY 10014.

(3)

Based on a Schedule 13D, reporting beneficial ownership as of, and filed with the SEC on, September 24, 2019 and a Form 4 filed with the SEC on April 3, 2020, the shares consist of (i) 561,300 shares of our common stock held by Redmile Capital Fund, L.P., (ii) 1,407,200 shares of our common stock held by Redmile Capital Offshore Fund, Ltd., (iii) 99,200 shares of our common stock held by Redmile Capital Offshore Fund (ERISA), Ltd., (iv) 230,800 shares of our common stock held by Redmile Capital Offshore Fund II, Ltd., (v) 216,500 shares of our common stock and 84,850 shares of our non-voting common stock held by Redmile Strategic Master Fund, LP, (vi) 1,513,225 shares of our non-voting common stock held by Redmile Biopharma Investments II, L.P., (vii) 91,100 shares of our common stock held by P Redmile Ltd., (viii) 293,455 shares of our non-voting common stock held by RAF, L.P., (ix) 175,087 shares of our common stock held by Map 20 Segregated Portfolio, a segregated portfolio of LMA SPC, (x) 362,813 shares of our common stock held by a separately managed account and (xi) 178 shares of our common stock underlying RSUs that fully vest within 60 days of March 31, 2020 issued to Mr. Michael Lee, a Co-Founder and Portfolio Manager of Redmile Group, LLC and a member of our board of directors, as payment of a quarterly retainer in common stock pursuant to our outside director compensation policy. Redmile Group, LLC is the investment manager/adviser to each of the private investment vehicles and separately managed accounts listed in items (i) through (x) (collectively, the Redmile Affiliates) and, in such capacity, exercises sole voting and investment power over all of the shares held by the Redmile Affiliates and may be deemed to be the beneficial owner of these shares. Jeremy C. Green serves as the managing member of Redmile Group, LLC and also may be deemed to be the beneficial owner of these shares. Pursuant to the policies of Redmile Group, LLC, Mr. Lee holds the shares underlying the RSUs issued pursuant to our outside director compensation as a nominee on behalf, and for the sole benefit, of Redmile Group, LLC and has assigned all economic, pecuniary and voting rights in respect of such shares to Redmile Group, LLC. Redmile Group, LLC, Mr. Green and Mr. Lee each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any.  The business address of the entities listed herein is One Letterman Drive, Bldg D, Ste D3-300, San Francisco, CA 94129.

(4)

Based on a Schedule 13G, reporting beneficial ownership as of December 31, 2019, filed with the SEC on February 14, 2020, the shares consist of 1,523,762 shares of our common stock held by Janus Henderson Capital Funds plc on behalf of its series Janus Henderson Global Life Sciences Fund (the Janus Fund). Janus Capital Management, LLC, an investment advisor registered under the Investment Advisers Act of 1940 that acts as investment adviser for the Janus Fund, has the ability to make decisions with respect to the voting and disposition of the shares reported herein, subject to the oversight of the board of trustees or similar entity of the Janus Fund. For purposes of reporting requirements of the Exchange Act, Janus Capital Management LLC may be deemed to be the beneficial owner of all of the shares held by the Janus Fund; however, Janus Capital Management LLC expressly disclaims that it is, in fact, the beneficial owner of such securities. The business address of the entities listed herein is 201 Bishopsgate EC2M 3AE, United Kingdom Citizenship: Jersey, Channel Islands.

(5)

Consists of (i) 196,718 shares of our common stock held by Mr. Schwarzer and (ii) 194,348 shares of our common stock issuable pursuant to options held by Mr. Schwarzer that are exercisable within 60 days of March 31, 2020.

(6)	Consists of 288,235 shares of our common stock issuable pursuant to options held by Dr. Keyt that are exercisable within 60 days of March 31, 2020.
(7)	Consists of 45,302 shares of our common stock issuable pursuant to options held by Mr. Tahir that are exercisable within 60 days of March 31, 2020.

(8)

Consists of (i) 62,500 shares of our common stock held by Dr. Behrens, (ii) 10,000 shares of our common stock held by the Non-Exempt Trust for Patrick R. Wilsey Under the Alfred S. Wilsey, Jr. Revocable Trust, for which Dr. Behrens serves as a trustee, (iii) 10,000 shares of our common stock held by the Non-Exempt Trust for Shannon K. Wilsey Under the Alfred S. Wilsey, Jr. Revocable Trust, for which Dr. Behrens serves as a trustee, (iv) 5,044 shares of our common stock issuable pursuant to options held by Dr. Behrens that are exercisable within 60 days of March 31, 2020, and (v) 357 shares of our common stock underlying RSUs that fully vest within 60 days of March 31, 2020 issued to Dr. Behrens as payment of a quarterly retainer in common stock pursuant to our outside director compensation policy.

(9)

Consists of (i) 5,000 shares of our common stock held by Dr. Hambleton and (ii) 6,305 shares of our common stock issuable pursuant to options held by Dr. Hambleton that are exercisable within 60 days of March 31, 2020.

(10)

Consists of (i) 39,803 shares of our common stock held by Dr. Loberg and (ii) 535 shares of our common stock underlying RSUs that fully vest within 60 days of March 31, 2020 issued to Dr. Loberg as payment of a quarterly retainer in common stock pursuant to our outside director compensation policy.

(11)	Consists of 6,305 shares of our common stock issuable pursuant to options held by Dr. Strohl that are exercisable within 60 days of March 31, 2020.
(12)

Consists of (i) 34,375 shares of our common stock held by Ms. Topsoe, (ii) 10,289,453 shares of our common stock and 2,269,838 shares of our non-voting common stock held by HTH, identified in footnote 1 above, and (iii) 357 shares of our common stock underlying RSUs that fully vest within 60 days of March 31, 2020 issued to Ms. Topsøe as payment of a quarterly retainer in common stock pursuant to our outside director compensation policy.  Ms. Topsøe is a member of the board of directors of HTH and may be deemed to share voting and investment power with respect to the shares held by HTH.  Ms. Topsøe disclaims beneficial ownership of such shares, except to the extent of her pecuniary interest therein, if any.

(13)

Consists of (i) 54,415 shares of our common stock held by Mr. Topsoe, (ii) 10,289,453 shares of our common stock and 2,269,838 shares of our non-voting common stock held by HTH, identified in footnote 1 above, and (iii) 178 shares of our common stock underlying RSUs that fully vest within 60 days of March 31, 2020 issued to Mr. Topsøe as payment of a quarterly retainer in common stock pursuant to our outside director compensation policy.  Mr. Topsøe is a member of the board of directors of HTH and may be deemed to share voting and investment power with respect to the shares held by HTH.  Mr. Topsøe disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any.

(14)

Consists of (i) 17,106,782 shares of our common stock held directly or indirectly by our directors and executive officers, 58,259 of which are subject to forfeiture under certain circumstances, (ii) 6,431,205 shares of our non-voting common stock held by our directors and executive officers, (iii) 706,952 shares of our common stock issuable pursuant to options held by our directors and executive officers that are exercisable within 60 days of March 31, 2020, and (iv) 1,828 shares of our common stock underlying RSUs that fully vest within 60 days of March 31, 2020.

CERTAIN RELATIONSHIPS, RELATED PARTY AND OTHER TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

From December 2017, when we established our Danish holding company structure, until December 2018, IGM Biosciences A/S (Holdco), our Danish holding company, held all of our outstanding equity interests. From December 2018 through the dissolution of Holdco in April 2019, Holdco held 98.6% of our outstanding equity interests, with the balance held primarily by certain of our employees.

The related party transaction disclosures included below reflect transactions between Holdco and related parties from January 2019 to April 2019, the interim period when the holding company structure was in place. For all other times, it includes transactions between us and related parties. We have not reflected any of the intercompany transactions between us and Holdco as related party transactions in this section.

Sales of Securities and Related Transactions

Series C Preferred Stock Transactions

In June 2019 and July 2019, we issued and sold an aggregate of 7,717,446 shares of our Series C convertible preferred stock at a purchase price of $13.22 per share for an aggregate purchase price of approximately $102.0 million, which included $20.0 million in settlement of indebtedness.  The following table summarizes purchases of our Series C convertible preferred stock by related persons.

Investor	Shares of Series C Preferred Stock	Total Purchase Price ($)
Haldor Topsøe Holding A/S (1)	2,269,838	30,000,000
Entities affiliated with Baker Bros. Advisors LP (2)	2,269,837	30,000,000
Entities affiliated with Redmile Group, LLC (3)	1,891,530	25,000,000

(1)

HTH is a holder of more than 5% of our outstanding capital stock. Ms. Topsøe and Mr. Topsøe, member of our board of directors, are members of the board of directors of HTH and are affiliated with HTH. The total purchase price paid by HTH includes $20.0 million in settlement of indebtedness.

(2)

Entities affiliated with Baker Bros. Advisors LP holding our securities whose shares are aggregated for purposes of reporting share ownership information include Baker Brothers Life Sciences L.P. and 667, L.P. Dr. Kelvin Neu, a member of our board of directors, is an employee of Baker Bros. Advisors LP.

(3)

Entities affiliated with Redmile Group, LLC holding our securities whose shares are aggregated for purposes of reporting share ownership information include Redmile Biopharma Investments II, L.P., RAF, L.P. and Redmile Strategic Master Fund, LP. Mr. Michael Lee, a member of our board of directors, is a Co-Founder and Portfolio Manager at Redmile Group, LLC.

Nominating Agreements

On June 28, 2019, we entered into nominating agreements (the Nominating Agreements) with each of (i) HTH, (ii) Baker Brothers Life Sciences L.P. and 667, L.P. (together, Baker Brothers) and (iii) Redmile Biopharma Investments II, L.P., RAF, L.P. and Redmile Strategic Master Fund, LP (together, Redmile) (each, an Investor) to provide certain rights with respect to their ability to designate members of our board of directors (the Investor Designees).

Pursuant to the Nominating Agreement entered into with HTH, during the period beginning at the completion of this offering until the earliest of: (i) the twelfth anniversary of the date of the completion of this offering; (ii) such time as HTH and its affiliates no longer beneficially own at least 1,134,919 shares of our capital stock; (iii) following the third year anniversary of the completion of this offering, (a) with respect to one of its two Investor Designees, such time as HTH holds less than 20% of our as-converted securities, and (b) with respect to both of its Investor Designees, such time as HTH holds less than 5% of our as-converted securities; or (iv) the consummation of a Deemed Liquidation (as defined in our amended and restated certificate of incorporation), we will have the obligation to support the nomination of, and to cause our board of directors to include in the slate of nominees recommended to our stockholders for election, two Investor Designees of HTH.

Pursuant to the Nominating Agreements entered into with each of Baker Brothers and Redmile, during the period beginning at the completion of this offering until the earliest of: (i) the twelfth anniversary of the date of the completion of this offering; (ii) such time as (a) in the case of Baker Brothers, the Investor and its affiliates no longer beneficially own at least 1,134,919 shares of our capital stock, or (b) in the case of Redmile, the Investor and its affiliates no longer beneficially own at least 945,765 shares of our capital stock; (iii) following the third anniversary of the completion of this offering, such time as each of Baker Brothers or Redmile and their respective affiliates, respectively, holds less than 5% of our as-converted securities; and (iv) the consummation of a Deemed Liquidation, we will have the obligation to support the nomination of, and to cause our board of directors to include in the slate of nominees recommended to our stockholders for election, one Investor Designee of each of Baker Brothers and Redmile.

The nomination of each Investor Designee shall be subject to the reasonable and good faith determination of a majority of our disinterested directors, after consultation with our outside legal counsel, that such Investor Designee is qualified to serve as a member of our board of directors under applicable laws, the rules of the Nasdaq, our amended and restated bylaws and any of our company policies. If an Investor Designee resigns from his or her seat on our board of directors or is removed or does not become a director for any reason, the vacancy will be filled by the election or appointment of another Investor Designee of the applicable Investor as soon as reasonably practicable, subject to compliance with applicable laws, rules and regulations.

Investors’ Rights Agreement

We are party to an investors’ rights agreement, as amended, with certain holders of our capital stock, including HTH, Baker Brothers and Redmile. Under our investors’ rights agreement, certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.

Agreements with Haldor Topsøe Holding A/S

Loans

Between January and April 2019, HTH, a holder of more than 5% of our outstanding capital stock, made loans to us pursuant to unsecured promissory notes in the aggregate amount of $15 million, all of which converted into shares of our Series C convertible preferred stock in the Series C Preferred Stock Transactions described below. The notes bore interest at 3.6% per annum or less, and had short-term or unstated maturity dates. We accrued immaterial amounts of interest under these loans in 2019. Christina Teng Topsøe and Jakob Haldor Topsøe, members of our board of directors, are members of the board of directors of HTH and are affiliated with HTH.

Guarantee Arrangement

In February 2019, HTH agreed to provide a guarantee to secure a standing letter of credit related to our February 2019 lease agreement for our office, laboratory and manufacturing space in Mountain View, California. No amounts were drawn on the letter of credit and in December 2019, we exercised our right to substitute a security deposit in lieu of the letter of credit pursuant to our lease agreement. Accordingly, the letter of credit was returned to HTH and the guarantee was no longer outstanding as of December 31, 2019.  We paid HTH an immaterial fee for securing this letter of credit.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of the members of our board of directors, and our amended and restated bylaws provide that we will indemnify each of our officers and the members of our board of directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our board of directors with discretion to indemnify our employees and other agents when it determines to be appropriate. In addition, we have entered into an indemnification agreement with each of our executive officers and the members of our board of directors requiring us to indemnify them. See the section titled “Executive Compensation—Limitation on Liability and Indemnification of Directors and Officers.”

Related Party Transaction Policy

Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The charter of our audit committee provides that our audit committee shall review and approve in advance any related party transaction.

We have adopted a formal written policy providing that we are not permitted to enter into any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest without the consent of our audit committee. In approving or rejecting any such transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC.  Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year.  Based solely on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2019, all executive officers, directors and greater than 10% stockholders complied with all applicable SEC filing requirements, with the exceptions noted below:

•

Due to an administrative error, a late Form 4 report was filed for Christina Teng Topsøe on October 1, 2019 to report an award of stock options exercisable for 12,100 shares of common stock on September 17, 2019.

Fiscal Year 2019 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2019 are included in our Annual Report on Form 10-K filed with the SEC on March 26, 2020.  This proxy statement and our Annual Report on Form 10-K are posted on our investor relations website at https://investor.igmbio.com/ and are available from the SEC at its website at www.sec.gov.  You may also obtain a copy of our Annual Report on Form 10-K without charge by sending a written request to IGM Biosciences, Inc., Attention: Investor Relations, 325 E. Middlefield Road, Mountain View, California 94043.

*  *  *

The board of directors does not know of any other matters to be presented at the Annual Meeting.  If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold.  You are, therefore, urged to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Mountain View, California

April 21, 2020

IGM BIOSCIENCES INC. 325 E. MIDDLEFIELD ROAD MOUNTAIN VIEW, CA 94043 VOTE BY INTERNET - www.proxyvote.com Before the Meeting - Go to www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 8, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/IGMS2020. You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 8, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For Except All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Julie Hambleton, M.D. 02) William Strohl, Ph.D. 03) Jakob Haldor Topsøe The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020. NOTE: The proxy holders will vote in their discretion on any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000464036_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com IGM BIOSCIENCES INC. 2020 Annual Meeting of Shareholders June 9, 2020 at 8:00 a.m. (Pacific Time) This proxy is solicited by the Board of Directors The undersigned hereby appoints Fred Schwarzer and Misbah Tahir, or one of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of IGM BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. (Pacific Time) on June 9, 2020 and will be conducted virtually via live webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/IGMS2020, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number located on your proxy card. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will b e voted in accordance with the Board of Directors' recommendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Continued and to be signed on reverse side 0000464036_2 R1.0.1.18